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                                                                    Exhibit 23.2


                [LETTERHEAD OF WENDEL, ROSEN, BLACK & DEAN, LLP]

                                 March 16, 2000


DM Mortgage Investors, LLC
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

         Re:      Registration on Form S-11

Ladies and Gentlemen:

With regard to the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about March 17, 2000, by DM Mortgage Investors, LLC, a Nevada limited liability company, we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is part of said Registration Statement.


                                           Very truly yours

                                           /s/ WENDEL, ROSEN, BLACK & DEAN,  LLP

                                           WENDEL, ROSEN, BLACK & DEAN,  LLP